Exhibit 99.1

MicroVision and Ibeo Join Forces

Completion of the Acquisition Accelerates Solutions for Automotive OEM and Expands Multi-Market Sales

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Acquisition brings together MicroVision’s best-in-class MAVIN™ hardware and Ibeo’s best-in-class perception software to be integrated into MicroVision’s perception ASIC, accelerating the path to a cost effective, true “one box solution” required by automotive OEMs for a roofline integrated product

•	Accelerates combined company revenue streams from hardware and software products with forecast ranging between $10 to $15 million in 2023 with expected future growth

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Synergistically addresses existing customer base that includes top-tier German and U.S. automotive OEMs, plus expands multi-market strategy focusing on industrial, smart infrastructure, robotics, and commercial vehicle segments with Ibeo’s flash-based sensor

•	Expecting to expand partnership with ZF Friedrichshafen on existing flash-based sensor and MAVIN manufacturing at the established production facility

•	Strategic direction and oversight to remain with MicroVision management, under the continued leadership of CEO Sumit Sharma

REDMOND, WA / ACCESSWIRE / February 1, 2023 / MicroVision, Inc. (NASDAQ:MVIS), a leader in MEMS-based solid-state automotive lidar and advanced driver-assistance systems (ADAS) solutions announced today the successful completion of its previously announced acquisition of certain assets of Hamburg, Germany-based Ibeo Automotive Systems GmbH. The acquisition combines MAVIN lidar with Ibeo perception software features into the MicroVision ASIC for automotive OEMs. In addition, this acquisition expands MicroVision’s multi-market strategy focusing on industrial, smart infrastructure, robotics, and commercial vehicle segments with Ibeo’s flash-based sensor.

The company expects to have revenue streams from existing and new product lines ranging from software for reference and validation solutions, flash-based lidar for industrial applications, and MicroVision’s MAVIN scanning lidar sensor paired with perception software, as well as other combinations of hardware with perception software solutions.

Ibeo Automotive Systems Gmbh is a well-established lidar hardware and software provider with the team that developed and launched the SCALA sensor into serial production with a Tier 1 that is today used by premium OEMs like Audi, Mercedes and Stellantis and software solutions used by BMW and VW, to name a few. The experienced Ibeo team has also innovated in OEM qualified software including auto-annotation, validation, and perception solutions. They have accomplished advanced development in software required for autonomous driving. Ibeo has a very impressive team, and the combined company has a common DNA in innovation and execution, with more than 700 patents globally.

“We are thrilled to bring this winning combination to life, accelerating our strategic plan by pairing our best-in-class hardware solution with road-ready perception software and automotive qualification experience,” said Sumit Sharma, CEO of MicroVision. “I’m also excited about the immediate expansion of our multi-market strategy with new sensors and software, broadening our total addressable market beyond automotive and diversifying our revenue profile.

Continued Sharma, “I’m delighted to see our highly talented and experienced engineering teams collaborate from Redmond to Nuremberg and now Hamburg, with all of us focused on making our roads safer.”

About MicroVision

MicroVision is a pioneering company in MEMS-based laser beam scanning technology that integrates MEMS, lasers, optics, hardware, algorithms and machine learning software into its proprietary technology to address existing and emerging markets. The Company’s integrated approach uses its proprietary technology today to develop automotive lidar sensors and provide solutions for advanced driver-assistance systems (ADAS), leveraging its experience building augmented reality micro-display engines, interactive display modules, and consumer lidar modules.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, follow MicroVision on Twitter at @MicroVision, and LinkedIn at https://www.linkedin.com/company/microvision/.

MicroVision and MAVIN are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including anticipated benefits of the Company’s asset acquisition, such as accelerated strategy, forecasted revenue, expanded customer base, larger product offering, and access to increased manufacturing capacity, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements, including from the impact of COVID-19 (coronavirus); its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

Jeff Christensen and Matt Kreps

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact

Robyn Komachi

Marketing@MicroVision.com

SOURCE: MicroVision, Inc.

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